UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2013

________________________
LKQ CORPORATION
(Exact name of registrant as specified in its charter)

________________________

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 4, 2013, the Board of Directors of LKQ Corporation (the "Company") appointed Guhan Subramanian to the Audit Committee and the Governance/Nominating Committee of the Board of Directors.
(e) Under our Management Incentive Plan, the potential bonus for each of our named executive officers for the 2013 performance period depends on our earnings per share for the year ending December 31, 2013. On March 4, 2013, the Board of Directors approved the Compensation Committee's recommendation to establish the earnings per share target range for the 2013 performance period at $0.97 (at which the minimum bonus would be earned) to $1.06 (at which the maximum bonus would be earned).
On March 4, 2013, the Compensation Committee of the Board of Directors modified or approved restricted stock units (“RSUs”) for the named executive officers of the Company to include a performance-based goal as a condition to the vesting of the RSUs.  The RSUs are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.  The Compensation Committee: (a) canceled the RSUs granted to the named executive officers in 2011 and 2012 covering the number of shares set forth under the column “Canceled RSUs” below (and the named executive officers agreed to the cancellation); (b) granted RSUs to the named executive officers covering the number of shares set forth under the column “First 2013 Grant” below (the “First RSUs”); (c) granted RSUs to the named executive officers covering the number of shares set forth under the column “Second 2013 Grant” below (the “Second RSUs”); and (d) granted RSUs to the named executive officers covering the number of shares set forth under the column “Third 2013 Grant” below (the “Third RSUs”).
The First RSUs are subject to two vesting conditions, each of which must be satisfied: (a) time-based vesting equal to 16.67% of the number of RSUs subject to the award (rounded to the nearest whole share) on July 14, 2013 and on each six-month anniversary of July 14, 2013; and (b) a performance-based condition of positive fully-diluted earnings per share of the Company (subject to adjustment for certain extraordinary items) for the fiscal year ending on December 31, 2013.  If and when the performance-based condition is met, all RSUs that had previously met the time-based vesting condition will vest immediately and the remaining RSUs will vest according to the remaining schedule of the time-based condition.  If the performance-based condition is not met, all RSUs will be forfeited. The First RSUs are subject to the terms and conditions of a Restricted Stock Unit Agreement, the form of which is attached as Exhibit 10.1 to this report on Form 8-K.
The Second RSUs are subject to two vesting conditions, each of which must be satisfied: (a) time-based vesting equal to 12.5% of the number of RSUs subject to the award (rounded to the nearest whole share) on July 14, 2013 and on each six-month anniversary of July 14, 2013; and (b) a performance-based condition of positive fully-diluted earnings per share of the Company (subject to adjustment for certain extraordinary items) for the fiscal year ending on December 31, 2013.  If and when the performance-based condition is met, all RSUs that had previously met the time-based vesting condition will vest immediately and the remaining RSUs will vest according to the remaining schedule of the time-based condition.  If the performance-based condition is not met, all RSUs will be forfeited. The Second RSUs are subject to the terms and conditions of a Restricted Stock Unit Agreement, the form of which is attached as Exhibit 10.2 to this report on Form 8-K.
The Third RSUs are subject to two vesting conditions, each of which must be satisfied: (a) time-based vesting equal to 16.67% of the number of RSUs subject to the award (rounded to the nearest whole share) on July 14, 2013 and on each six-month anniversary of July 14, 2013; and (b) a performance-based condition of positive fully-diluted earnings per share of the Company (subject to adjustment for certain extraordinary items) for any of the first five fiscal years ending after the grant date.  If and when the performance-based condition is met, all RSUs that had previously met the time-based vesting condition will vest immediately and the remaining RSUs will vest according to the remaining schedule of the time-based condition.  If the performance-based condition is not met, all RSUs will be forfeited. The Third RSUs are subject to the terms and conditions of a Restricted Stock Unit Agreement, the form of which is attached as Exhibit 10.3 to this report on Form 8-K.
Upon vesting, each RSU is automatically converted into one share of common stock of the Company. In the event a named executive officer's employment or other affiliation with the Company terminates (other than because of death or disability), all unvested RSUs will be forfeited. In the event of death or disability, all unvested RSUs become fully vested. RSU grants are subject to the full terms of the LKQ Corporation 1998 Equity Incentive Plan, which was included as an exhibit with our Form 10-K filed on March 1, 2013.

Name	Canceled RSUs	First 2013 Grant	Second 2013 Grant	Third 2013 Grant
Robert L. Wagman	258,000	114,000	144,000	80,000
John S. Quinn	126,000	50,000	76,000	56,000
Walter P. Hanley	121,200	50,000	71,200	56,200
Victor M. Casini	121,200	50,000	71,200	51,200
Steven Greenspan	24,000	8,000	16,000	20,000

Item 5.05	Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 4, 2013, the Board of Directors of the Company adopted a new Code of Ethics.  A copy of the new Code of Ethics is filed as Exhibit 10.4 to this report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Form of LKQ Corporation Restricted Stock Unit Agreement for the First RSUs.
10.2	Form of LKQ Corporation Restricted Stock Unit Agreement for the Second RSUs.
10.3	Form of LKQ Corporation Restricted Stock Unit Agreement for the Third RSUs.
10.4	LKQ Corporation Code of Ethics.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 8, 2013

LKQ CORPORATION

By:	/s/ VICTOR M. CASINI
Victor M. Casini
Senior Vice President and General Counsel

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